UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

     FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2007

VITAL SIGNS, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	0-18793	11-2279807

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

20 Campus Road, Totowa, New Jersey	07512

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 790-1330

           Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

           [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02    Termination of a Material Definitive Agreement.

           On February 2, 2007, the Registrant announced that it had given notice to Respironics Inc., its supplier of anesthesia face masks, that it will not be renewing its current manufacturing agreement when it expires in the summer of 2007.

Item 8.01    Other Events.

           On February 2, 2007, the Registrant announced that it had given notice to Respironics Inc., its supplier of anesthesia face masks, that it will not be renewing its current manufacturing agreement when it expires in the summer of 2007. The Registrant has entered into a new face mask supply agreement with a Chinese medical device manufacturer at a cost below the renewal terms offered by Respironics. A copy of the press release is attached to this Report.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press release, dated February 2, 2007

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAL SIGNS, INC.

By:	/s/ Jay Sturm

Name: Jay Sturm
Title: Vice President / General Counsel

Dated: February 5, 2007

EXHIBIT INDEX

Exhibit 99.1       Press release, dated February 2, 2007